SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934
Date of Report: November 12, 2004

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)
0001084717	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (541) 686-8685

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR        240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR       240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors of Pacific Continental Corporation ("the Company") approved a change in auditors. At a meeting of the Audit Committee held on November 9, 2004, the Audit Committee appointed Moss Adams LLP to serve as the Company’s independent public accountants, effective January 1, 2005. Moss Adams LLP will replace Zirkle, Long, Trigueiro, & Ward, L.L.C. ("ZLT & W"). Pursuant to written notice dated November 8, 2004, ZLT has declined to stand for re-appointment after completion of the current audit. ZLT & W will complete the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2004.

ZLT & W performed audits of the consolidated financial statements for the two years ended December 31, 2003 and 2002. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2003 and 2002 and from December 31, 2003 through November 8, 2004, the effective date of ZLT & W’s notice that it has declined to stand for re-appointment, there have been no disagreements between the Company and ZLT & W on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements would have caused ZLT & W to make reference to the subject matter of such disagreements in connection with its report.

During the two years ended December 31, 2003 and 2002, and from December 31, 2003 through November 8, 2004, the effective date of ZLT & W’s notice that it has declined to stand for re-appointment, ZLT & W did not advise the Company of any of the following matters:

1.	That the internal controls necessary for the Company to develop reliable financial statements did not exist;

2.
That information had come to ZLT & W’s attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

3.
That there was a need to expand significantly the scope of the audit of the Company, or that information had come to ZLT’s attention during the two years ended December 31, 2003 and 2002, and from December 31, 2003 through November 8, 2004, that if further investigated: (i) may materially impact the fairness or reliability of either: a previously-issued audit report or underlying financial statements; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) may cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements and that, due to its determination to not stand for re-appointment, or more any other reason, ZLT & W did not so expand the scope of its audit or conduct such further investigation; or

4.
That information had come to ZLT & W’s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and that, due to ZLT & W’s determination to not stand for re-appointment, or for any other reason, the issue has not been resolved to ZLT & W’s satisfaction prior to its determination to not stand for re-appointment.

ZLT & W has furnished a letter to the SEC dated November 8, 2004 stating that it agrees with the above statements, a copy of which is attached as Exhibit 16.

During the two years ended December 31, 2003 and 2002 and from December 31, 2003 through November 9, 2004, the date on which Moss Adams LLP was engaged to be the Company’s independent accountant, neither the Company nor anyone on its behalf had consulted Moss Adams LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any related item.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements:    None

(b)	Exhibits.

16.	Letter from Zirkle, Long, Trigueiro, & Ward L.L.C.
17.	Press Release dated November 12, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2004

PACIFIC CONTINENTAL CORPORATION By: /s/ Michael A. Reynolds Michael A. Reynolds Executive Vice President and Chief Financial Officer

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